EXHIBIT 21

                           PENN VIRGINIA CORPORATION

                           SUBSIDIARIES OF REGISTRANT




               NAME                               PERCENTAGES                        STATE
               ----                               -----------                        -----
Penn Virginia Resources Corporation                  100%                            Virginia
Penn Virginia Coal Company                           100%                            Virginia
Penn Virginia Equities Corporation                   100%                            Delaware
Penn Virginia Oil & Gas Corporation                  100%                            Virginia





                                       50